                                                                    EXHIBIT 99.1

                                             FOR:  SKILLSOFT PLC

                                                   COMPANY CONTACT:
                                                   Tom McDonald
                                                   Chief Financial Officer
                                                   (603) 324-3000, x4232

FOR IMMEDIATE RELEASE

                                                   INVESTOR CONTACTS:
                                                   Michael Polyviou
                                                   Financial Dynamics
                                                   (212) 850-5748

    SKILLSOFT UPDATES PREVIOUSLY REPORTED FISCAL 2004 RESULTS DUE TO THE
     ANNOUNCED SETTLEMENT OF THE 2002 SECURITIES CLASS ACTION LAWSUITS

NASHUA, NH, APRIL 2, 2004 - SkillSoft PLC (NASDAQ: SKIL), a leading provider of e-learning courseware and Referenceware(R) for business and IT professionals, announced today that it is reporting revised financial results for the fiscal year ended January 31, 2004. As previously announced, the Company agreed, after issuing its fiscal 2004 press release, to settle the class action lawsuits filed against it and certain of its former and current officers and directors in late 2002 alleging violations of the federal securities laws in connection with the restatement of SmartForce PLC's historical financial statements. Under the terms of the settlement, SkillSoft will pay a total of $30.5 million to the class, with one-half payable shortly after preliminary approval (which may occur in the next 30 days) and the balance in approximately one year. In addition, the Company has incurred costs associated with the settlement of approximately $1.3 million to date in fiscal 2005. The Company's ongoing discussions with its insurers will continue with hopes they will contribute a portion of the settlement amount. The settlement is subject to court approval.

ACCOUNTING TREATMENT

In accordance with Financial Accounting Standard No. 5, "Accounting for Contingencies" (FAS 5), when a contingency exists and is probable and measurable before the issuance of a company's financial statements, the company is required to accrue the loss contingency in the prior period in which the loss arose. SkillSoft PLC's financial results for fiscal 2004 are considered to be issued upon the filing of its Form 10-K, which is expected to be filed on or before the required April 15, 2004 filing date. As a result, the Company is required to include the settlement and related costs of $31.8 million in its operating results for the fiscal year ended January 31, 2004. In the event that insurance is recovered prior to the filing of SkillSoft PLC's Form 10-K, the Company would be required, in accordance with FAS 5, to record the recoverable insurance in the fiscal year ended January 31, 2004. In the event of this occurrence, the Company would be required to update the public in the same manner as this disclosure related to the costs associated with settling the 2002 class action lawsuits.

REVISED FOURTH QUARTER RESULTS

As a result of settling the 2002 class action lawsuits, the Company is reporting a net loss of $25.6 million or $0.25 per basic and diluted share for the quarter ended January 31, 2004 as compared to its previously reported net income of $6.1 million or $0.06 per diluted share. Most of these costs are included in the Company's litigation settlement expense, which increased $30.5 million due to the settlement and $1.0 million due to costs associated with the settlement. In addition, the Company recorded legal costs related to the settlement of $0.3 million in general and administrative expenses.
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For the revised condensed consolidated statement of operations for the fiscal quarter ended January 31, 2004, please refer to the attached schedule.

REVISED FISCAL YEAR RESULTS

As a result of settling the 2002 class action lawsuits, the Company is reporting a net loss of $113.3 million or $1.13 per basic and diluted share for the fiscal year ended January 31, 2004 as compared to its previously reported net loss of $81.5 million or $0.81 per basic and diluted share. These costs are captured in the Company's litigation settlement expense and general and administrative expense, which increased $31.5 million to $93.8 million and $0.3 million to $27.9 million, respectively, due to the settlement. For the revised condensed consolidated statement of operations for the fiscal year ended January 31, 2004, please refer to the attached schedule.

REVISED BALANCE SHEET AT JANUARY 31, 2004

As a result of the accrual of the costs associated with settling the 2002 class action lawsuit, the Company increased accrued liabilities by $16.5 million to $92.1 million from $75.6 million for the payments due within the next twelve months. In addition, the Company increased long-term liabilities by $15.3 million to $23.6 million from $8.3 million for the payments due beyond twelve months. For the revised condensed consolidated balance sheet at January 31, 2004, please refer to the attached schedule.

OUTLOOK

As previously stated in the press release dated March 29, 2004 the Company will update its fiscal 2005 outlook when it releases the results for its fiscal first quarter ending April 30, 2004.

ABOUT SKILLSOFT

SkillSoft is a leading global provider of e-learning content and technology products for business and information technology (IT) professionals within the Global 2000. SkillSoft's multi-modal learning solutions support and enhance the speed and effectiveness of both formal and informal learning processes and integrate SkillSoft's in-depth courseware, learning management platform technology and support services.

Content offerings include SkillSoft's Business Skills Library and IT Skills and Certification Library; ITPro, BusinessPro, FinancePro, and OfficeEssentials Referenceware(R) collections by Books24x7; and health and safety compliance courseware by GoTrain.

For more information, visit www.skillsoft.com

This release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include the risk that the court will not approve the settlement; that the Company will not reach an agreement with its insurers; difficulties in integrating the organizations of SmartForce and SkillSoft, competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other matters disclosed under the heading "Future Operating Results" in SkillSoft's Quarterly Report on Form 10-Q for the quarter ended October 31, 2003, as filed with the Securities and Exchange Commission. The forward-looking statements provided by the Company in this press release represent the Company's views as of the date of this release. The Company anticipates that subsequent events and developments may cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking
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statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this release.

                                     ##

                         SkillSoft PLC and Subsidiaries
                 Condensed Consolidated Statement of Operations
                                  (Unaudited)


                                                                Three Months Ended                      Twelve Months Ended
                                                                    January, 31                             January, 31
                                                         ---------------------------------       --------------------------------
                                                              2004                2003                2004               2003
                                                         -------------       -------------       -------------       ------------
Revenues                                                 $      54,761       $      42,914       $     193,475       $    101,470
Cost of revenues                                                 4,163               4,988              18,397             11,548
                                                         -------------       -------------       -------------       ------------
   Gross profit                                                 50,598              37,926             175,078             89,922

Operating expenses:
   Research and development                                     13,024              14,218              53,627             29,104
   Selling and marketing                                        20,128              21,107              87,532             52,691
   General and administrative                                    7,852               6,735              27,883             17,914
   Litigation settlement                                        31,500                  --              93,750                 --
   Amortization of stock-based compensation                        349                 496               1,986              1,634
   Amortization of intangible assets                             2,574               2,696              10,072              4,683
   Impairment charge                                                --             250,107                  --            250,107
   Restructuring and other non-recurring items                   1,403              12,679              18,228             19,286
                                                         -------------       -------------       -------------       ------------

Total operating expenses                                        76,830             308,038             293,078            375,419

Other income (expense), net                                        514                (154)                786               (282)
Interest income, net                                               106                 703                 786              2,165
Gain on sale of investments, net                                    --                                   3,682
                                                         -------------       -------------       -------------       ------------
   Loss before provision for income taxes                      (25,612)           (269,563)           (112,746)          (283,614)

Provision for income taxes                                          --                 383                 528                383
                                                         -------------       -------------       -------------       ------------

Net loss                                                 $     (25,612)      $    (269,946)      $    (113,274)      $   (283,997)
                                                         =============       =============       =============       ============

Net loss, per share, basic                               $       (0.25)      $       (2.71)      $       (1.13)      $      (4.40)
                                                         =============       =============       =============       ============

Basic weighted average common shares outstanding           101,230,885          99,590,000         100,119,931         64,472,000
                                                         =============       =============       =============       ============

Net loss, per share, diluted                             $       (0.25)      $       (2.71)      $       (1.13)      $      (4.40)
                                                         =============       =============       =============       ============

Diluted weighted average common shares outstanding         101,230,885          99,590,000         100,119,931         64,472,000
                                                         =============       =============       =============       ============

Pro forma  net income per share reconciliation
   Net loss                                              $     (25,612)                          $    (113,274)
   Less: certain cash charges
      R&D expenses - incremental assumed in merger (1)              --                                  10,373
      R&D expenses - incremental strategic spend (2)             2,323                                   5,280
      G&A litigation settlement (3)                             31,500                                  93,750
      Litigation expenses - other (4)                              379                                   2,992
      Restructuring expenses (5)                                    27                                   1,858
      Restatement expenses (6)                                   1,376                                  16,371

   Less: amortization expense                                    2,923                                  12,058
   Less: depreciation expense                                    1,895                                   9,208
   Add: gain on sale of investments                                 --                                  (3,682)



                                                         -------------                           -------------
   Pro forma net income                                  $      14,811                           $      34,934
                                                         =============                           =============

   Diluted weighted average common shares outstanding      108,146,890                             104,376,888
                                                         =============                           =============

   Pro forma  net income per share, diluted              $        0.14                           $        0.33
                                                         =============                           =============
   Pro forma net income per share, basic                 $        0.15                           $        0.35
                                                         =============                           =============

* The Company is providing pro forma net income as the Company believes that, by excluding certain items incidental to the Company's operations, these figures are helpful in allowing individuals to accurately assess the Company's operations and provide individuals with additional information to more readily compare the Company's results over multiple periods.

(1) costs related to repurposing SmartForce content, platform, and other technology to be compliant with SkillSoft standards and practices

(2) costs related to a Company initiative for content offerings and improvements and platform improvements

(3) Includes settlements and related costs for NETg, IPLearn, and the 1998 and 2002 Class Action Shareholder lawsuits

(4) expenses related to legal actions (discussed in number 3 above) against the company

(5) includes post merger costs associated with the SmartForce PLC and SkillSoft Corporation merger

(6) costs related to the restatement of the SmartForce PLC historical financial statements, 2002 securities class action lawsuits and the SEC investigation related to the restatement
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                                  SkillSoft PLC
                      Condensed Consolidated Balance Sheet
                                   (Unaudited)

                                                        January 31, 2004      January 31, 2003
                                                        ----------------      ----------------
ASSETS

CURRENT ASSETS:
   Cash, cash equivalents and short term investments      $     61,340          $    125,031
   Restricted cash                                              25,044                    --
   Accounts receivable, net                                     72,775                66,892
   Prepaid expenses and other current assets                    24,759                19,401
                                                          ------------          ------------

Total current assets                                           183,918               211,324

   Property and equipment, net                                   6,447                11,964
   Goodwill                                                    125,878               119,427
   Acquired intangible assets, net                              25,745                34,290
   Long term investments                                           266                   633
   Other assets                                                    124                   499
                                                          ------------          ------------
Total assets                                              $    342,378          $    378,137
                                                          ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

   Accounts payable                                       $      6,588          $     10,672
   Accrued expenses                                             92,117                59,821
   Deferred revenue                                            134,328               109,009
                                                          ------------          ------------

   Total current liabilities                                   233,033               179,502

   Total long term liabilities                                  23,587                 7,548

   Total stockholder's equity                                   85,758               191,087
                                                          ------------          ------------
   Total liabilities and shareholders' equity             $    342,378          $    378,137
                                                          ============          ============